Exhibit 99.1

Corvus Gold Initiates 2015 Drilling Program, North Bullfrog Project, Nevada

TSX: KOR OTCQX: CORVF

VANCOUVER, April 14, 2015 /CNW/ - Corvus Gold Inc. ("Corvus" or the "Company") - (TSX: KOR, OTCQX: CORVF) announces the start of its Phase 1 2015 core drill program at the North Bullfrog Project, Nevada on April 23rd. The 3,000 metre drill program has been designed to identify potential additional high-grade vein systems within the project area.  Multiple compelling targets have been identified through detailed surface mapping, geophysical surveys and structural modelling that indicates the presence of multiple feeder zones that, if present, could significantly expand the high-grade resource currently defined at the YellowJacket deposit (the Company currently anticipates releasing a resource update and a Preliminary Economic Analysis for the North Bullfrog project in a single technical report in Q2 of this year).

The phase 1 drill plan calls for initial testing of 5 targets including three near the Yellowjacket/Sierra Blanca area and two in the newly defined Eastern Steam-heated Zone (Figure 1).

Jeff Pontius, CEO of Corvus Gold Inc. said "Based on what we have learned from our 2014 detailed drilling and modeling program for the YellowJacket deposit, we have identified 10 high priority targets with good potential to host high-grade vein systems similar to those at the YellowJacket and Bullfrog deposits.  With our proof of concept YellowJacket, Corvus initiated an extensive mapping and geophysical program about a year ago with the belief that YellowJacket is not an isolated deposit and the District likely hosts additional high-grade systems like the similar age Bullfrog District, ten kilometres to the south.  The integration of this new data with the emerging deposit's structural detail and new district wide age date information has greatly enhanced our target definition.  If discovered, new high-grade systems generated from this year's exploration program could provide a catalyst to the North Bullfrog project and Corvus Gold, potentially unlocking future value for our shareholders."

Liberty Vein and Sierra Blanca Targets

The Liberty Vein target concept is similar to that of the YellowJacket system with barren veining at surface progressing down into a productive system at depth (Figure 2). The orientation of the Liberty vein is remarkably similar to the main YellowJacket vein (Josh Vein) and is also in the footwall of the Liberator Fault. Recent drilling has helped define the locations of the Liberator and Cairn Faults and indicates that there is a large untested area along the south-eastern extension of the YellowJacket system which could host a high-grade vein deposit at the target depths of about 100 to 300 metres below the surface. The Liberty Vein exposed at surface is unmineralized but contains fragments of banded chalcedonic vein, similar to the YellowJacket veins, suggesting productive zones at depth.

To the west of the Josh Vein surface mapping has defined a NNE trending swarm of quartz veinlets along the crest of the ridge at Sierra Blanca North (Figure 2). Drilling has shown that the NE30 and NE40 faults are both mineralized and classic upper level YellowJacket type stockwork mineralization which has been encountered in holes 342, 374 and 375.  This stockwork veining has high silver to gold ratios that are typical of upper Josh Vein style mineralization.  Both drilling and resistivity geophysical data indicate that there is a deep rooted structural zone of highly resistive silica-adularia alteration developed under the ridge which is typical of the upper levels of the YellowJacket deposit. Drilling here will test the zone between the NE30 and NE40 faults at elevations equivalent to the most productive high-grade zone in the adjacent YellowJacket deposit.

Eastern Steam-heated Targets

Geological mapping in 2014 delineated a zone of more than 10 square kilometres that has been affected by high level steam-heated alteration which develops above boiling geothermal systems like those that create the YellowJacket and Bullfrog deposits (Figure 3).  Recent age date information has established a 10 million year old age for this alteration system which is coincident with the 10-11 million year old age of the Bullfrog and YellowJacket vein systems.

The eastern area is underlain with a featherless debris flow unit and has considerable young erosion cover complicating structural mapping.  However, a detailed gravity survey conducted in March of 2015 has revealed a number of major NW and NS trending structures which appear to control the distribution of steam-heated alteration and host weak surface mineralization (Figure 3).  The Eastern Steam-heated zone has never received any modern focused exploration work and represents a very large unexplored system that was operating during the main gold and silver mineralizing event.

To date the Company has prioritized two target areas for phase 1 drilling and one for further surface work which could lead to drilling in the first phase as well see below:

•	The Yellow Rose target has a NW trending linear alteration zone developed along a major gravity gradient with coincident veining in outcrop. Yellow Rose was also the site of limited turn of the century gold mining along these same NW trending structural zones.
•	The Alunite Hill Fault is a very significant structure, part of which is exposed on the surface and locally there is quartz veining with bladed-calcite replacement textures at the surface (could have a shallow productive zone). These quartz veins have gold concentrations which are highly anomalous for this level of the system and similar to the upper level of mineralization at the YellowJacket deposit.
•	The Spicerite Graben target is still undergoing follow-up surface exploration over a large area but the intensity of alteration along major graben faults indicated the area was very active. The geologic setting of the Spicerite target is a collapsing structural graben that is contemporaneous with the main stage mineralization event forming multiple periods of vein development that are preserved under progressive graben fill. This unique geologic setting is analogous to some of the most productive epithermal deposits in the world such as the Republic Graben in Washington State and the exceptional Fruta del Norte deposit in Ecuador.

About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 75 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 814 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

Based upon a USD 1300 gold price and a silver to gold price ratio of 59:1, the North Bullfrog project currently has estimated mineral resources defined in six deposits: the structurally controlled YellowJacket milling deposit and the oxidized disseminated heap leach Sierra Blanca, Jolly Jane, Air Track West, Connection and Mayflower deposits.  The YellowJacket vein-style deposit has an Indicated Mineral Resource of 3.69 Mt at an average grade of 1.03 g/t gold and 5.52 g/t silver for 122,000 contained ounces of gold and 654,000 ounces of silver and an Inferred Mineral Resource of 18.40 Mt with an average grade of 0.94 g/t gold and 6.16 g/t silver for 555,000 contained ounces of gold and 3.64M ounces of silver, both at a 0.29 g/t gold cutoff.

The five oxidized disseminated heap leach deposits contain an Indicated Mineral Resource of 25.72 Mt at an average grade of 0.29 g/t gold for 240,000 contained ounces of gold and an Inferred Mineral Resource of 185.99 Mt at 0.19 g/t gold for 1,136,000 contained ounces of gold (both at a 0.13 g/t gold cut-off), with appreciable silver credits.

For full details with respect to the assumptions underlying the current resource estimate detailed herein, please review the Company's latest NI 43-101 technical report entitled "Technical Report - The North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada" dated April 1, 2014 and available on SEDAR or at the Company's website www.corvusgold.com.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101, has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by National Instrument 43-101, has supervised execution of the work outlined in this news release and has approved the disclosure herein.  Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Russell Myers (CPG 11433), President of Corvus, and Mark Reischman, Corvus Nevada Exploration Manager, who are responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to ALS Minerals in Reno, Nevada, for preparation and then on to ALS Minerals in Reno, Nevada, or Vancouver, B.C., for assaying.  ALS Minerals's quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration company, which is focused on advancing its 100% controlled Nevada, North Bullfrog project towards a potential development decision.  In addition, the Company controls a number of other North American exploration properties representing a spectrum of gold, silver and copper projects.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the anticipated content, commencement and cost of exploration programs, including number and location of drilling targets in the 2015 drilling program,  anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple Yellowjacket style high-grade zones, the Company's belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, timing and release of an updated resources estimates and PEA, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, the potential for the Company to secure or receive any royalties in the future, the discovery of new high-grade systems acting as a catalyst to the North Bullfrog Project and the Company, business and financing plans and business trends, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company's 2013 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company's most recent filings with the United States Securities and Exchange Commission (the "SEC").  All of the Company's Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the "CIM Standards") as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC's Industry Guide 7 ("SEC Industry Guide 7").  Accordingly, the Company's disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms "mineral resources", "inferred mineral resources", "indicated mineral resources" and "measured mineral resources" are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.  Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.  It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit amounts.  The term "contained ounces" is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a "reserve" differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a "final" or "bankable" feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

SOURCE Corvus Gold Inc.

Image with caption: "Figure 1. North Bullfrog 2015 exploration target map with target areas numbered in order of priority (CNW Group/Corvus Gold Inc.)". Image available at: http://photos.newswire.ca/images/download/20150414_C6272_PHOTO_EN_14249.jpg

Image with caption: "Figure 2: Geologic map of the Sierra Blanca Area indicating the locations of the Liberty Vein, Josh Vein surface and Liberator Vein projected to surface. In addition the map shows the distribution of veins in the Sierra Blanca Vein Swarm along the main axis of the Sierra Blanca deposit. Red diamonds indicate the locations of outcropping quartz veinlets. (CNW Group/Corvus Gold Inc.)". Image available at: http://photos.newswire.ca/images/download/20150414_C6272_PHOTO_EN_14250.jpg

Image with caption: "Figure 3: Location of 2015 Phase 1 drilling targets. Broad areas of steam-heated alteration have been mapped in the eastern area of the North Bullfrog Project area. The coloured images under the steam-heated area are Bouguer Gravity anomaly maps with local backgrounds removed. Hotter colours indicate denser rocks which and reflect the depth of Paleozoic basement. Distinct NW-trending structures are evident at Yellow Rose and Alunite Hill and are associated with steam-heated alteration. (CNW Group/Corvus Gold Inc.)". Image available at: http://photos.newswire.ca/images/download/20150414_C6272_PHOTO_EN_14251.jpg

%CIK: 0001507964

For further information: Contact Information: Ryan Ko, Investor Relations, Email: info@corvusgold.com, Phone: 1-888-770-7488 (toll free) or (604) 638-3246 /Fax: (604) 408-7499

CO: Corvus Gold Inc.

CNW 04:00e 14-APR-15